Exhibit 3.2

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NEO AERONAUTICS, INC.

NEO AERONAUTICS, Inc., a Delaware corporation (the “Corporation”), hereby certifies that this Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”) that:

1. The name of this Corporation is Neo Aeronautics, Inc.

2. This Corporation filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on August 20, 2024.

3. This Amended and Restated Certificate of Incorporation of this Corporation attached hereto as Exhibit A, which is incorporated herein by this reference, and which restates, integrates and further amends the provisions of the Certificate of Incorporation of this corporation as previously amended or supplemented, has been duly adopted by the Corporation’s Board of Directors and a majority of the corporation’s outstanding stock in accordance with Sections 242 and 245 of the DGCL, with the approval of the Corporation’s stockholders having been given by written consent without a meeting in accordance with Section 228 of the DCGL.

In Witness Whereof, said corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer and the foregoing facts stated herein are true and correct.

Dated: [*]

NEO AERONAUTICS, INC.

By:	/s/ [*]
Chief Executive Officer

Exhibit A

Amended and Restated Certificate of Incorporation

of

NEO AERONAUTICS, INC.

ARTICLE I

The name of the Corporation is Neo Aeronautics, Inc.

ARTICLE II

The registered office of the Corporation is to be located at 1521 Concord, Pike, Suite 201, Wilmington, New Castle, Delaware 19803. The name of the registered agent of the Corporation in the State of Delaware at such address is Corporate Creations Network Inc., 1521 Concord, Pike, Suite 201, Wilmington, New Castle, Delaware 19803.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

A. Authorized Capital Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of Common Stock which the Corporation is authorized to issue is 600,000,000 shares, 500,000,000 shares of which shall be Class A Common Stock (the “Class A Common Stock”) and 50,000,000 shares of which shall be Class B Common Stock (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”). The total number of shares of Preferred Stock which the Corporation is authorized to issue is 50,000,000 shares of Preferred Stock (the “Preferred Stock”). The Preferred Stock shall have a par value of $0.0001 per share and the Common Stock shall have a par value of $0.0001 per share. The Preferred Stock shall be undesignated as to series and issuable in accordance with the provisions of Article IV, Section B hereof and the DGCL.

B. Preferred Stock.

(1) The shares of Preferred Stock may be issued from time to time in one or more series thereof, the shares of each series to have such voting powers, full or limited, or no voting powers, and such designations, powers, preferences, and relative, participating, optional or other special rights, and qualifications, limitations, or restrictions thereof, as are stated and expressed herein or in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided (a “Preferred Stock Designation”), without any action or vote by the Corporation’s stockholders (except as otherwise provided in this Certificate of Incorporation (other than, for the avoidance of doubt, the provisos to Article XII) or in any Preferred Stock Designation).

(2) Subject to the provisions of this Article IV, Section B and the limitations prescribed by the DGCL, authority is hereby expressly granted to the Board of Directors, without any action or vote by the Corporation’s stockholders (except as otherwise provided in this Certificate of Incorporation or in any Preferred Stock Designation), to provide for and designate, out of unissued shares of Preferred Stock that have not been designated as to series, one or more series of Preferred Stock and, with respect to each such series, to fix by resolution or resolutions providing for the issue of each series the powers (including voting powers, full or limited, if any) of the shares of such series and the designations, preferences, and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination or fixing of the following:

(a) the maximum number of shares to constitute such series (which may subsequently be increased or decreased by resolutions of the Board of Directors unless otherwise provided in the resolution providing for the issue of such series), the distinctive designation thereof, and the stated value thereof if different than the par value thereof;

(b) the dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relation that such dividends shall bear to the dividends payable on any other class or classes of stock or any other series of any class of stock of the Corporation, and whether such dividends shall be cumulative or noncumulative;

(c) whether the shares of such series shall be subject to redemption, in whole or in part, and if made subject to such redemption, the times, prices, and other terms and conditions of such redemption, including whether or not such redemption may occur at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event;

(d) the terms and amount of any sinking fund established for the purchase or redemption of the shares of such series;

(e) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes of stock of the Corporation or any other series of any class of stock of the Corporation, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

(f) the extent, if any, to which the holders of shares of such series shall be entitled to vote with respect to the election of directors or on any other matter, including, without limitation, the extent to which holders of shares of such series shall be entitled to more or less than one vote per share and the extent to which holders of shares of such series shall be entitled to vote for the election of one or more directors who shall serve for such term (which may be greater or less than the terms of any other directors or class of directors) and have such voting powers (which may be greater or less than the voting powers of any other directors or class of directors) as shall be provided in the resolution or resolutions providing for the issue of such series;

(g) the restrictions, if any, on the issue or reissue of any additional Preferred Stock;

(h) the rights of the holders of shares of such series upon the dissolution of, or upon the subsequent distribution of assets of, the Corporation; and

(i) the manner in which any facts ascertainable outside the resolution or resolutions providing for the issue of such series shall operate upon the voting powers, designations, preferences, rights, and qualifications, limitations, or restrictions of such series.

(3) Except as otherwise expressly provided herein or in any Preferred Stock Designation, any shares of any series of Preferred Stock purchased, exchanged, converted or otherwise acquired by the Corporation, in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series, and may be reissued as part of any series of Preferred Stock created by Preferred Stock Designation, subject to the conditions and restrictions on issuance set forth in this Certificate of Incorporation or in such Preferred Stock Designation.

(4) The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class and without any separate vote of the Preferred Stock or any series thereof, irrespective of the provisions of Section 242(b)(2) of the DGCL, except as otherwise provided in this Certificate of Incorporation or in any Preferred Stock Designation.

C. Rights of Class A Common Stock and Class B Common Stock. The description of the Class A Common Stock and Class B Common Stock, and the powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, are as follows:

(1) Identical Rights. Except as otherwise expressly provided herein or required by applicable law, shares of Class A Common Stock and Class B Common Stock shall have the same rights, powers and privileges and rank equally (including as to dividends and distributions, and any liquidation, dissolution or winding up of the Corporation), share ratably and be identical in all respects as to all matters. The number of authorized shares of Class A Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL.

(2) Voting Rights.

(a) General Voting Rights. Except as otherwise expressly provided herein or required by applicable law, the holders of shares of Class A Common Stock and Class B Common Stock shall vote together as a single class on all matters submitted to a vote of the stockholders of the Corporation; provided, however, that, except as otherwise required by the DGCL or other applicable law, holders of shares of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled, either separately or together with the holders of shares of one or more other such series of Preferred Stock, to vote thereon pursuant to this Certificate of Incorporation (or any Preferred Stock Designation) or pursuant to the DGCL.

(b) Votes Per Share. Except as otherwise expressly provided herein or required by applicable law, on any matter that is submitted to a vote of the stockholders of the Corporation, each holder of shares of Class A Common Stock shall be entitled to one (1) vote for each such share, and each holder of shares of Class B Common Stock shall be entitled to fifteen (15) votes for each such share.

(3) Dividends. Whenever a dividend, other than a dividend that constitutes a Share Distribution, is paid to the holders of shares of Class A Common Stock or Class B Common Stock then outstanding, the Corporation will also pay to the holders of shares of the other class of Common Stock then outstanding an equal dividend per share, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock entitled to vote thereon and by the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock entitled to vote thereon, each voting separately as a class. Dividends will be payable only as and when declared from time to time by the Board of Directors out of assets of the Corporation legally available therefor.

(4) Share Distributions. If at any time a Share Distribution is to be made with respect to shares of Class A Common Stock or Class B Common Stock then outstanding, the Corporation will also pay a Share Distribution to the holders of shares of the other class of Common Stock then outstanding, and in all events, only as follows (unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock entitled to vote thereon and by the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock entitled to vote thereon, each voting separately as a class):

(a) a Share Distribution may be declared and paid on an equal per share basis among the shares of Class A Common Stock and shares of Class B Common Stock consisting of (i) shares of Class A Common Stock or Class A Convertible Securities declared and paid to holders of shares of Class A Common Stock and (ii) shares of Class B Common Stock or Class B Convertible Securities declared and paid to holders of shares of Class B Common Stock; or

(b) a Share Distribution consisting of shares of any class or series of securities of the Corporation or any other Person, other than shares of Class A Common Stock or Class B Common Stock (or Class A Convertible Securities or Class B Convertible Securities), may be declared and paid on the basis of a distribution of (i) identical securities, on an equal per share basis, to holders of shares of Class A Common Stock and Class B Common Stock or (ii) a separate class or series of securities to the holders of shares of Class A Common Stock and a different class or series of securities to the holders of shares of Class B Common Stock, on an equal per share basis to such holders of the shares of Class A Common Stock and Class B Common Stock; provided, that, in connection with a Share Distribution pursuant to clause (ii), such separate classes or series of securities (and, if the distribution consists of Convertible Securities, the Underlying Securities) do not differ in any respect other than their relative voting rights (and any other differences between the Class A Common Stock and Class B Common Stock set forth in this Certificate of Incorporation, mutatis mutandis, and any other related differences in designation, conversion and share distribution provisions, as applicable), with holders of shares of Class B Common Stock receiving the class or series of securities having (or convertible into or exercisable or exchangeable for securities having) the highest relative voting rights and the holders of shares of Class A Common Stock receiving securities of a class or series having (or convertible into or exercisable or exchangeable for securities having) lesser relative voting rights, provided that the highest relative voting rights are no more than twenty times greater than the lesser relative voting rights.

(5) Treatment in a Change of Control or any Merger Transaction.

(a) Subject to subsection (c) of Article IV, Section C(5), in connection with any Change of Control Transaction, shares of Class A Common Stock and Class B Common Stock outstanding immediately prior to such Change of Control Transaction shall be treated equally, identically and ratably, on a per share basis, with respect to any consideration into which such shares are converted or any consideration paid or otherwise distributed to stockholders of the Corporation, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock entitled to vote thereon and by the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock entitled to vote thereon, each voting separately as a class.

(b) Subject to subsection (c) of Article IV, Section C(5), any merger or consolidation of the Corporation with or into any other entity, which is not a Change of Control Transaction, shall require approval by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock entitled to vote thereon and by the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock entitled to vote thereon, each voting separately as a class, unless (i) the shares of Class A Common Stock and Class B Common Stock outstanding immediately prior to such merger or consolidation are treated equally, identically and ratably, on a per share basis, including whether such shares remain outstanding with respect to any consideration into which such shares are converted or any consideration paid or otherwise distributed to stockholders of the Corporation in respect thereof; or (ii) such shares are converted on a pro rata basis into shares of the surviving entity or its parent in such transaction having identical rights, powers and privileges to the shares of Class A Common Stock and Class B Common Stock in effect immediately prior to such merger or consolidation, respectively.

(c) Notwithstanding anything to the contrary contained in this Certificate of Incorporation, (i) for the avoidance of doubt, consideration to be paid to or received by a holder of shares of Class A Common Stock or Class B Common Stock in connection with any Change of Control Transaction or any merger or consolidation of the Corporation with or into any other entity, which is not a Change of Control Transaction, pursuant to any employment, consulting, severance or similar services arrangement shall be deemed not to be “paid or otherwise distributed to stockholders” or consideration in respect of shares of the capital stock of the Corporation for purposes of this Article IV, Section C(5), and (ii) to the extent all or part of the consideration into which shares of Class A Common Stock or Class B Common Stock are converted or any consideration paid or otherwise distributed to stockholders of the Corporation in any Change of Control Transaction or any merger or consolidation of the Corporation with or into any other entity, which is not a Change of Control Transaction, is in the form of securities of another corporation or other entity, then the holders of shares of Class B Common Stock shall have their shares of Class B Common Stock converted into, or may otherwise be paid or distributed, such securities with a greater number of votes per share (but in no event greater than twenty times) than such securities into which shares of Class A Common Stock are converted, or which are otherwise paid or distributed to the holders of shares of Class A Common Stock (and the provisions governing the securities payable or otherwise distributable to the holders of shares of Class B Common Stock may also differ from the provision governing the securities payable or otherwise distributable to the holders of shares of Class A Common Stock in the same relative manner as the Class A Common Stock and Class B Common Stock differ from each other as set forth in this Certificate of Incorporation, mutatis mutandis, and any other related differences in designation, conversion and share distribution provisions, as applicable), without any requirement that such different treatment be approved by the holders of shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.

(6) Reclassification, Subdivision, or Combination. If the Corporation in any manner reclassifies, subdivides or combines the outstanding shares of Class A Common Stock or Class B Common Stock, the outstanding shares of the other such class will concurrently therewith be proportionately reclassified, subdivided or combined in a manner that maintains the same proportionate equity ownership and voting rights between the holders of the outstanding shares of Class A Common Stock and the holders of the outstanding shares of Class B Common Stock on the record date for such reclassification, subdivision or combination, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock entitled to vote thereon and by the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock entitled to vote thereon, each voting separately as a class.

(7) Liquidation and Dissolution. In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, holders of shares of Class A Common Stock and Class B Common Stock shall be treated equally, identically and ratably, on a per share basis, and be entitled to receive an equal amount per share of all the assets of the Corporation of whatever kind available for distribution to holders of shares of Common Stock, after payment or provision for payment of the debts and liabilities of the Corporation and subject to the payment in full of the preferential or other amounts to which any series of Preferred Stock are entitled, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock entitled to vote thereon and by the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock entitled to vote thereon, each voting separately as a class. Neither the consolidation or merger of the Corporation with or into any other Person or Persons nor the sale, lease or exchange of all or substantially all of the assets of the Corporation will itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Article IV, Section C(7).

(8) Redemption. Neither the shares of Class A Common Stock nor the shares of Class B Common Stock are redeemable.

D. Definitions. For purposes of this Certificate of Incorporation:

(1) “Change of Control Transaction” means (i) the sale, lease, exchange, transfer, exclusive license (except any such licenses entered into in the ordinary course of business) or other disposition (other than liens and encumbrances created in the ordinary course of business, including liens or encumbrances to secure indebtedness for borrowed money that are approved by the Board of Directors, so long as no foreclosure occurs in respect of any such lien or encumbrance) of all or substantially all of the Corporation’s property and assets (which shall for such purpose include the property and assets of any direct or indirect subsidiary of the Corporation, taken as a whole), provided that any sale, lease, exchange, transfer, exclusive license (except any such licenses entered into in the ordinary course of business) or other disposition of property or assets exclusively between or among the Corporation and any wholly owned direct or indirect subsidiary or subsidiaries of the Corporation shall not be deemed a “Change of Control Transaction”; (ii) the merger, consolidation, business combination or other similar transaction of the Corporation with or into any other entity, other than a merger, consolidation, business combination or other similar transaction that would result in the Voting Securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the Voting Securities of the Corporation and more than fifty percent (50%) of the total number of outstanding shares of the capital stock of the Corporation, in each case as outstanding immediately after such merger, consolidation, business combination or other similar transaction, and the stockholders of the Corporation immediately prior to the merger, consolidation, business combination, or other similar transaction owning Voting Securities of the Corporation, the surviving entity or its parent immediately following the merger, consolidation, business combination or other similar transaction in substantially the same proportions (vis-à-vis each other) as such stockholders owned the Voting Securities of the Corporation immediately prior to the transaction; or (iii) a recapitalization, liquidation, dissolution or other similar transaction involving the Corporation, other than a recapitalization, liquidation, dissolution, or other similar transaction that would result in the Voting Securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the Voting Securities of the Corporation and more than fifty percent (50%) of the total number of outstanding shares of capital stock of the Corporation, in each case as outstanding immediately after such recapitalization, liquidation, dissolution or other similar transaction, and the stockholders of the Corporation immediately prior to the recapitalization, liquidation, dissolution or other similar transaction owning Voting Securities of the Corporation, the surviving entity or its parent immediately following the recapitalization, liquidation, dissolution or other similar transaction in substantially the same proportions (vis-à-vis each other) as such stockholders owned the Voting Securities of the Corporation immediately prior to the transaction.

(2) “Class A Convertible Securities” means Convertible Securities convertible into or exercisable or exchangeable for shares of Class A Common Stock.

(3) “Class B Convertible Securities” means Convertible Securities convertible into or exercisable or exchangeable for shares of Class B Common Stock.

(4) “Convertible Securities” means (x) any securities of the Corporation (other than any class or series of Class A Common Stock or Class B Common Stock) that are directly or indirectly convertible into or exchangeable for, or that evidence the right to purchase, directly or indirectly, securities of the Corporation or any other Person, whether upon conversion, exercise, exchange, pursuant to anti-dilution provisions of such securities or otherwise, and (y) any securities of any other Person that are directly or indirectly convertible into or exchangeable for, or that evidence the right to purchase, directly or indirectly, securities of such Person or any other Person (including the Corporation), whether upon conversion, exercise, exchange, pursuant to anti-dilution provisions of such securities or otherwise.

(5) “Liquidation Event” means any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, or any Change of Control Transaction.

(6) “Person” means a natural person, corporation, limited liability company, partnership, joint venture, trust, unincorporated association or other legal entity.

(7) “Share Distribution” means a dividend or distribution (including a distribution made in connection with any stock-split, reclassification, recapitalization, dissolution, winding up or full or partial liquidation of the Corporation) payable in shares of any class or series of capital stock, Convertible Securities or other securities of the Corporation or any other Person.

(8) “Underlying Securities” means, with respect to any class or series of Convertible Securities, the class or series of securities into which such class or series of Convertible Securities are directly or indirectly convertible, or for which such Convertible Securities are directly or indirectly exchangeable, or that such Convertible Securities evidence the right to purchase or otherwise receive, directly or indirectly.

(9) “Voting Securities” means the Class A Common Stock and Class B Common Stock and any series of Preferred Stock which by the terms as set forth herein or in its Preferred Stock Designation is designated as a Voting Security; provided that, except as may otherwise be required by the DGCL or other applicable law, each such series of Preferred Stock will be entitled to vote together with the other Voting Securities only as and to the extent expressly provided for by its terms as set forth herein or in the applicable Preferred Stock Designation.

ARTICLE V

A. Voluntary Conversion of Class B Common Stock.

(1) On and subject to the terms of Article V, Section A(2), each one (1) share of Class B Common Stock shall be voluntarily convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time and from time to time, and without payment of additional consideration to the holder thereof.

(2) In order for a holder of shares of Class B Common Stock to voluntarily convert shares of Class B Common Stock into shares of Class A Common Stock, such holder shall (a) provide written notice to the Corporation’s transfer agent at the office of the transfer agent for the Class B Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) that such holder elects to convert all or any number of such holder’s shares of Class B Common Stock and, if applicable, any event on which such conversion is contingent (which, in the case of a contingent conversion, such notice may be revoked by such holder prior to the time on which the conversion would otherwise occur unless otherwise specified by such holder) and (b) surrender the certificate or certificates, if any, representing such shares of Class B Common Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation (which may include a requirement to post a bond) to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) at the office of the transfer agent for the Class B Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent). Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the shares of Class A Common Stock to be issued. If required by the Corporation, any certificate or certificates so surrendered shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Voluntary Conversion Time”), and the shares of Class A Common Stock into which the specified shares of Class B Common Stock have been converted shall be deemed to be outstanding of record at the Voluntary Conversion Time. All rights with respect to the shares of Class B Common Stock converted at any Voluntary Conversion Time, including the rights, if any, to receive notices and vote, will terminate upon the conversion of such shares of Class B Common Stock into shares of Class A Common Stock at the Voluntary Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at, prior to, or after such time), except only the rights of the holder of such shares to receive (i) any dividends declared but unpaid on the shares of Class B Common Stock that have been converted into shares of Class A Common Stock at such Voluntary Conversion Time, and (ii) if the shares of Class B Common Stock converted at such Voluntary Conversion Time were represented by a certificate or certificates immediately prior to such Voluntary Conversion Time, upon surrender of the certificate or certificates that immediately prior to such Voluntary Conversion Time represented such shares of Class B Common Stock (or lost certificate affidavit and agreement), (x) a certificate or certificates representing the number of full shares of Class A Common Stock into which such shares of Class B Common Stock were converted at such Voluntary Conversion Time if such shares of Class A Common Stock are certificated, and (y) if less than all of the shares of Class B Common Stock represented by any one certificate were converted at such Voluntary Conversion Time, a new certificate representing the shares of Class B Common Stock not so converted at such Voluntary Conversion Time. Until surrendered in accordance with this Article V, Section A(2), any certificate or certificates that, immediately prior to the Voluntary Conversion Time, represented shares of Class B Common Stock that have been converted into shares of Class A Common Stock at such Voluntary Conversion Time shall, from and after such Voluntary Conversion Time, represent only (i) the number of shares of Class A Common Stock into which such shares of Class B Common Stock have been converted at such Voluntary Conversion Time, and (ii) in the event less than all of the shares of Class B Common Stock represented by a certificate have not been so converted, then such certificate shall also represent the shares of Class B Common Stock that have not been so converted at such Voluntary Conversion Time.

B. Automatic Conversion of Class B Common Stock. Each share of Class B Common Stock shall automatically, without any further action by the Corporation or the holder thereof, be converted into one (1) fully paid and nonassessable share of Class A Common Stock upon the occurrence of a Transfer other than a Permitted Transfer of such share of Class B Common Stock. In the event of a conversion of shares of Class B Common Stock into shares of Class A Common Stock pursuant to this Article V, Section B, such conversion shall be deemed to have occurred at the time that the Transfer of such shares occurred.

C. Conversion Upon Death or Disability. Each share of Class B Common Stock held of record by a holder of shares of Class B Common Stock who is a natural person or by such holder of shares of Class B Common Stock’s Permitted Transferees, other than shares of Class B Common Stock held of record by the Founder or by the Founder’s Permitted Transferees, shall automatically, without any further action by the Corporation or the holder thereof, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon the death or Disability of such holder of shares of Class B Common Stock.

D. Final Conversion of Class B Common Stock. Each share of Class B Common Stock shall automatically, without any further action by the Corporation or the holder thereof, convert into one (1) fully paid and nonassessable share of Class A Common Stock as of 5:00 p.m. New York time on the date which is (i) ninety (90) days after the date of death or Disability of the Founder or (ii) such later date, not to exceed a total period of five hundred and forty (540) days after the date of death or Disability of the Founder, as may be approved prior to the date that is ninety (90) days after the date of death or Disability of the Founder by a majority of the Independent Directors then in office (which such later date, if any, shall be maintained by the secretary of the Corporation in writing as part of the books and records of the Corporation, a copy of which shall be furnished, without cost, to any stockholder who makes a request therefor).

E. Policies and Procedures.

(1) The Board of Directors may, from time to time, establish such policies and procedures, not in violation of applicable law or this Certificate of Incorporation or the Amended and Restated Bylaws of the Corporation (as may be amended from time to time, the “Bylaws”), relating to the conversion of shares of Class B Common Stock into shares of Class A Common Stock as it may deem necessary or advisable. The Corporation may, from time to time, require that a holder of shares of Class B Common Stock furnish affidavits or other proof to the Corporation as it deems necessary to verify the ownership of shares of Class B Common Stock and to confirm that a conversion to shares of Class A Common Stock has not occurred. Without limiting the discretion of the Board of Directors, the Board of Directors may determine (and such determination shall be conclusive) that a holder of shares of Class B Common Stock has failed to furnish sufficient evidence to the Corporation (in the manner and time frame provided in the request) to enable the Corporation to determine that no conversion of shares of Class B Common Stock into shares of Class A Common Stock in accordance with this Article V has occurred with respect to such holder of shares of Class B Common Stock, and its Permitted Transferees, and therefore such shares of Class B Common Stock, to the extent not previously converted, shall be converted into shares of Class A Common Stock and such conversion shall thereupon be registered on the books and records of the Corporation. A determination by the Board of Directors, acting reasonably and in good faith, that shares of Class B Common Stock have been converted into shares of Class A Common Stock pursuant to this Article V shall be conclusive.

(2) Promptly following any Mandatory Conversion Time, each holder of shares of Class B Common Stock that have been converted into shares of Class A Common Stock at such Mandatory Conversion Time shall surrender the certificate or certificates, if any, that immediately prior to such Mandatory Conversion Time represented the shares of Class B Common Stock that were converted into shares of Class A Common Stock at such Mandatory Conversion Time (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation (which may include a requirement to post a bond) to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) at the office of the transfer agent for the Class B Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent). If required by the Corporation, any certificate or certificates so surrendered shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the shares of Class B Common Stock converted at any Mandatory Conversion Time, including the rights, if any, to receive notices and vote, will terminate upon the conversion of such shares of Class B Common Stock into shares of Class A Common Stock at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at, prior to, or after such time), except only the rights of the holder of such shares to receive (i) any dividends declared but unpaid on the shares of Class B Common Stock that have been converted into shares of Class A Common Stock at such Mandatory Conversion Time, and (ii) if the shares of Class B Common Stock converted at such Mandatory Conversion Time were represented by a certificate or certificates immediately prior to such Mandatory Conversion Time, upon surrender of the certificate or certificates that immediately prior to such Mandatory Conversion Time represented such shares of Class B Common Stock (or lost certificate affidavit and agreement), (x) a certificate or certificates representing the number of full shares of Class A Common Stock into which such shares of Class B Common Stock were converted at such Mandatory Conversion Time if such shares of Class A Common Stock are certificated, and (y) if less than all of the shares of Class B Common Stock represented by any one certificate were converted at such Mandatory Conversion Time, a new certificate representing the shares of Class B Common Stock not so converted at such Mandatory Conversion Time. Until surrendered in accordance with this Article V, Section E(2), any certificate or certificates that, immediately prior to the Mandatory Conversion Time, represented shares of Class B Common Stock that have been converted into shares of Class A Common Stock at such Mandatory Conversion Time shall, from and after such Mandatory Conversion Time, represent only (i) the number of shares of Class A Common Stock into which such shares of Class B Common Stock have been converted at such Mandatory Conversion Time, and (ii) in the event less than all of the shares of Class B Common Stock represented by a certificate have not been so converted, then such certificate shall also represent the shares of Class B Common Stock that have not been so converted at such Mandatory Conversion Time.

F. Effect of Conversion. Any shares of Class B Common Stock converted pursuant to this Certificate of Incorporation shall be retired and cancelled and may not be reissued as shares of such class, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Class B Common Stock accordingly.

G. Definitions. For purposes of this Certificate of Incorporation:

(1) “Beneficially Owned” has such meaning as is set forth in Rule 13d-3 of the U.S. Securities Exchange Act of 1934, as amended. “Beneficial Ownership” and “Beneficially Owns” shall have correlative meanings.

(2) “Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York City, New York are authorized or required by applicable law to close.

(3) “Disability” means permanent and total disability such that the natural person who is the holder of shares of Class B Common Stock is unable to engage in any substantial gainful activity by reason of any medically determinable mental impairment which would reasonably be expected to result in death or which has lasted or would reasonably be expected to last for a continuous period of not less than twelve (12) months as determined by a licensed medical practitioner. In the event of a dispute whether the natural person who is the holder of shares of Class B Common Stock has suffered a Disability, no Disability of the natural person who is the holder of shares of Class B Common Stock shall be deemed to have occurred unless and until an affirmative ruling regarding such Disability has been made by a court of competent jurisdiction, and such ruling has become final and nonappealable.

(4) “Founder” means Neo Kok Beng .

(5) “Independent Directors” means members of the Board of Directors that are not officers or otherwise employees of the Corporation or its subsidiaries (provided that a director shall not be considered an officer or employee of the Corporation solely due to such director’s position as a member of the Board of Directors or the board of directors or similar governing body of one or more subsidiaries of the Corporation).

(6) “Mandatory Conversion Time” means the time of any conversion of shares of Class B Common Stock into shares of Class A Common Stock in accordance with this Article V, other than any voluntary conversion pursuant to Article V, Section A hereof.

(7) “Permitted Transfer” means:

(a) any Transfer from the Founder, from the Founder’s Permitted Transferees or from the Founder’s Qualified Trustee to the Founder’s estate or heirs as a result of the Founder’s death (provided that any person that holds a proxy, Voting Control or dispositive power following the Founder’s death holds such proxy, Voting Control or dispositive power in compliance with the provisions specified in Article V, Section G(12)(g)), to the Founder, to the Founder’s Permitted Transferees or to the Founder’s Qualified Trustee;

(b) a Transfer from a holder of shares of Class B Common Stock to any of the Persons listed below with respect to such holder of shares of Class B Common Stock (each, a “Class B Permitted Transferee”) or a transfer from a Class B Permitted Transferee of such holder to another Class B Permitted Transferee of such holder or back to such holder:

i.	a Qualified Trustee of such holder;

ii.	any Qualified Charity, foundation or similar entity established by a holder of shares of Class B Common Stock so long as the holder of shares of Class B Common Stock has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such entity; provided such Transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such entity) to the holder of shares of Class B Common Stock; provided, further, that in the event such holder of shares of Class B Common Stock no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such entity, each share of Class B Common Stock then held by such entity shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

iii.	a trust for the benefit of such holder of shares of Class B Common Stock or Persons other than the holder of shares of Class B Common Stock so long as the holder of shares of Class B Common Stock has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust; provided such Transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust) to the holder of shares of Class B Common Stock; provided, further, that in the event such holder of shares of Class B Common Stock no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust, each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

iv.	a trust under the terms of which such holder of shares of Class B Common Stock has retained a “qualified interest” within the meaning of §2702(b)(1) of the Internal Revenue Code and/or a reversionary interest so long as the holder of shares of Class B Common Stock has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust; provided, that in the event such holder of shares of Class B Common Stock no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust, each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

v.	an Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code, or a pension, profit sharing, stock bonus or other type of plan or trust of which such holder of shares of Class B Common Stock is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Internal Revenue Code so long as the holder of shares of Class B Common Stock has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held in such account, plan or trust; provided, that in the event such holder of shares of Class B Common Stock no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such account, plan or trust, each share of Class B Common Stock then held by such account, plan or trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock; or

vi.	a corporation, partnership or limited liability company in which such holder of shares of Class B Common Stock directly, or indirectly through one or more Permitted Transferees, owns shares, partnership interests or membership interests, as applicable, with sufficient Voting Control in the corporation, partnership or limited liability company, as applicable, or otherwise has legally enforceable rights, such that the holder of shares of Class B Common Stock retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such corporation, partnership or limited liability company; provided that in the event the holder of shares of Class B Common Stock no longer owns sufficient shares, partnership interests or membership interests, as applicable, or no longer has sufficient legally enforceable rights to ensure the holder of shares of Class B Common Stock retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such corporation, partnership or limited liability company, as applicable, each share of Class B Common Stock then held by such corporation, partnership or limited liability company, as applicable, shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock.

(8) “Permitted Transferee” means a transferee of shares of Class B Common Stock, or rights or interests therein, received in a Transfer that constitutes a Permitted Transfer.

(9) “Qualified Charity” means a domestic U.S. charitable organization, contributions to which are deductible for federal income, estate, gift and generation skipping transfer tax purposes.

(10) “Qualified Trustee” means a professional in the business of providing trustee services, including private professional fiduciaries, trust companies, accounting, legal or financial advisors, or bank trust departments, that is subject to appointment and removal solely by the holder of shares of Class B Common Stock (which may be the Founder prior to his death and not during his Disability) for which such Qualified Trustee is providing trustee services (a “Relevant Class B Holder”) or, in the case of only the Founder, following the Founder’s death or during the Founder’s Disability, by the Founder’s designated proxy (provided that such designated proxy shall be a person who satisfies the criteria described in Article V, Section G(12)(g)); provided that all dispositive power and Voting Control over such shares of Class B Common Stock is held by one or both of such professional and such Relevant Class B Holder or its Permitted Transferees or, in the case of only the Founder, following the Founder’s death or during the Founder’s Disability, by such proxy as described in Article V, Section G(12)(g). If after the death of the Founder or during his Disability, a Qualified Trustee of the Founder shall cease to be a Qualified Trustee and there is no proxy to which dispositive power and Voting Control over the relevant Class B Common Stock may be transferred in accordance with Article V, Section G(12)(g), then there shall be a 90-day grace period during which a proxy that satisfies Article V, Section G(12)(g) may be identified, put in place and become the transferee of such dispositive power and Voting Control and before the expiration of such grace period such shares of Class B Common Stock of the Founder shall not become subject to automatic conversion as a result of such circumstances other than pursuant to Article V, Section D.

(11) “Rights” means any option, warrant, restricted stock unit, restricted stock award, performance stock award, phantom stock, equity award, conversion right or contractual right of any kind to acquire shares of the Corporation’s authorized but unissued capital stock.

(12) “Transfer” of a share of Class B Common Stock shall mean any direct or indirect sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by merger, consolidation or by operation of law, including, without limitation, a transfer of a share of Class B Common Stock to a broker or other nominee (regardless of whether there is a corresponding change in Beneficial Ownership), a transfer of a share of Class B Common Stock among two or more unaffiliated or unrelated holders or the transfer of, or entering into a binding agreement with respect to, Voting Control over such share by proxy or otherwise (unless, in each case, otherwise explicitly exempted from the definition of “Transfer” hereunder), provided, however, that the following shall not be considered a “Transfer”:

(a) the grant of a proxy to officers or directors of the Corporation at the request of the Board of Directors in connection with actions to be taken at an annual or special meeting of stockholders;

(b) the pledge of shares of Class B Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a Transfer unless such foreclosure or similar action qualifies as a Permitted Transfer;

(c) the issuance by the Corporation of any shares of Class B Common Stock pursuant to the exercise of Rights exercisable or exchangeable for, or convertible into, Class B Common Stock or, in the case of any restricted shares of Class B Common Stock granted pursuant to equity awards or other employee benefit or compensation plans, the removal of any restrictions on such restricted shares or the transfer of such restricted shares to the grantee;

(d) the fact that the spouse of any holder of shares of Class B Common Stock possesses or obtains an interest in such holder’s shares of Class B Common Stock arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a “Transfer” of such shares of Class B Common Stock; provided that any transfer of shares by any holder of shares of Class B Common Stock to such holder’s spouse, including a transfer in connection with a divorce proceeding, domestic relations order or similar legal requirement, shall constitute a “Transfer” of such shares of Class B Common Stock unless otherwise exempt from the definition of Transfer;

(e) entering into a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, with a broker or other nominee where the holder entering into the plan retains all Voting Control over the shares; provided, however, that a Transfer of such shares of Class B Common Stock by such broker or other nominee shall constitute a “Transfer” at the time of such Transfer;

(f) entering into a support, voting, tender or similar agreement, arrangement or understanding (with or without granting a proxy) in connection with a Liquidation Event or other merger or consolidation, provided that such Liquidation Event or other merger or consolidation and such agreement or understanding was approved by a majority of the Independent Directors then in office in advance of the entry into such agreement or understanding;

(g) granting a proxy by the Founder or the Founder’s Permitted Transferees to a Person designated by the Founder and approved, in advance, by a majority of the Independent Directors then in office to exercise dispositive power and/or Voting Control of shares of Class B Common Stock owned directly or indirectly, beneficially and of record, by the Founder, the Founder’s Permitted Transferees, the Founder’s estate or the Founder’s heirs, effective either (A) upon the death of the Founder or (B) during or following any Disability of the Founder, including the exercise of such proxy by such Person; or

(h) any proxy granted, or proxy agreement entered into, before the later to occur of (A) the time of the effectiveness of the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware and (B) the date that the Corporation’s initial registration statement on Form S-1 is declared effective by the U.S. Securities and Exchange Commission (the “Effective Time”), with respect to the voting of any of the Corporation’s capital stock to which the Corporation is a party that terminates upon the consummation of the sale of shares of capital stock of the Company to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended.

(13) “Voting Control” means with respect to a share of Class B Common Stock the exclusive power (whether directly or indirectly) to vote or direct the voting of such share of Class B Common Stock by proxy, voting agreement, or otherwise.

H. Reservation of Stock. The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of shares of Class A Common Stock as will from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock.

I. No Further Issuances. Except for the issuance of shares of Class B Common Stock issuable upon exercise of Rights outstanding immediately prior to the Effective Time, a dividend payable in accordance with Article IV, Section C(4) hereof, or a reclassification, subdivision or combination in accordance with Article IV, Section C(6) hereof, the Corporation shall not at any time after the Effective Time issue any additional shares of Class B Common Stock.

ARTICLE VI

Subject to the rights of the holders of shares of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

ARTICLE VII

A. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

B. Number of Directors. Subject to any rights of the holders of shares of any series of Preferred Stock to elect additional directors, the exact number of directors to be fixed from time to time by resolution of the Board of Directors.

C. Election of Directors. Except as otherwise fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of shares of any series of Preferred Stock to separately elect additional directors:

(1) Term. Each director shall serve for a term ending on the date of the first annual meeting following the annual meeting at which such director was elected; provided, that the term of each director shall continue until the election and qualification of a successor and be subject to such director’s earlier death, resignation or removal.

(2) Successor. Each director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(3) Removal. Any individual director or directors may be removed with cause by the affirmative vote of the holders of at least a majority of the voting power of all then-outstanding shares of capital stock of the Corporation entitled to vote generally at an election of directors.

(4) Written Ballot Not Required. Unless and except to the extent that the Bylaws so require, the election of directors of the Corporation need not be written by ballot.

(5) Vacancies. Subject to applicable law and the rights of the holders of shares of any series of Preferred Stock with respect to such series of Preferred Stock, vacancies resulting from death, resignation or removal from office, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors then in office and until such director’s successor is duly elected and qualified (or until such director’s earlier death, resignation or removal), though less than a quorum of the Board of Directors, or by a sole remaining director. Directors so chosen shall hold office until the next election of the class for which such director shall have been chosen and until such director’s successor is duly elected and qualified (or until such director’s earlier death, resignation or removal). If the number of directors is changed, any increase or decrease shall be apportioned among the classes as determined by a majority of the Board of Directors so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a newly created directorship shall hold office for the remaining term of that class until such director’s successor is duly elected and qualified (or until such director’s earlier death, resignation or removal), but in no case shall a decrease in the number of directors shorten the term of any incumbent director.

(6) Removal. Subject to the rights of the holders of shares of any series of Preferred Stock with respect to such series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of the capital stock of the Corporation entitled to vote in the election of directors, represented in person or by proxy at a meeting for the election of directors duly called pursuant to the Bylaws.

D. In addition to the powers and authority herein or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Certificate of Incorporation and the Bylaws; provided, however, that no Bylaws hereafter adopted shall invalidate any prior act of the directors that would have been valid if such Bylaws had not been adopted.

ARTICLE VIII

A. Special Meetings of Stockholders. Except as otherwise required by law, special meetings of the stockholders of the Corporation may be called only by (i) an officer of the Corporation pursuant to a resolution adopted by a majority of the Board of Directors then in office; (ii) the Chairperson of the Board of Directors; (iii) the chief executive officer of the Corporation; or (iv) the president of the Corporation (in the absence of a chief executive officer of the Corporation).

B. Cumulative Voting. No stockholder of the Corporation shall be entitled to exercise any right of cumulative voting.

ARTICLE IX

To the fullest extent authorized by the DGCL, as it presently exists or may hereafter be amended or modified from time to, no director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended.

Subject to any provisions of the Bylaws related to indemnification and to the fullest extent permitted by the DGCL (as it presently exists or may hereafter be amended but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior to such amendment), the Corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise or nonprofit entity, including service with respect to employee benefit plans whether the basis of such proceeding is alleged action in an official capacity or in any other capacity while serving in such official capacity, against all expenses, liability and loss (including attorneys’ and other professionals’ fees), judgments, fines, ERISA taxes or penalties and amounts to be paid in settlement actually and reasonably incurred or suffered by such person in connection therewith.

No amendment or repeal of this Article IX, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article IX, nor, to the fullest extent permitted by the DGCL, any modification of law, shall adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment, repeal or adoption of an inconsistent provision.

ARTICLE X

In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board of Directors then in office shall be required to adopt, amend, alter or repeal the Bylaws.

ARTICLE XI

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director or officer or other employee or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, any state or federal court located within the State of Delaware), in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. If any action the subject matter of which is within the scope of paragraph (a) above is filed in a court other the Court of Chancery of the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the Court of Chancery of the State of Delaware in connection with any action brought in any such court to enforce paragraph (a) above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Notwithstanding the foregoing, the federal district court of the District of Delaware shall be the exclusive forum for the resolution of any complaint asserting a cause of action against the Corporation arising under the Securities Act of 1933, as amended.

ARTICLE XII

Except as provided in Article IX above, the Corporation reserves the right to amend, alter, change, adopt or repeal any provision contained in this Certificate of Incorporation or the Bylaws, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of shares of any class or series of capital stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required (i) to amend or repeal, or adopt any provision of this Certificate of Incorporation inconsistent with Articles IV, V, VI, VII, VIII, IX, X, XI and XII or (ii) for stockholders of the Corporation to amend or repeal, or adopt any provision of the Bylaws; provided further, so long as any shares of Class B Common Stock remain outstanding, the Corporation shall not, without the prior affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock, voting as a separate class, in addition to any other vote required by applicable law or this Certificate of Incorporation, directly or indirectly, whether by amendment, or through merger, recapitalization, consolidation or otherwise amend, alter, change, repeal or adopt any provision of this Certificate of Incorporation (1) in a manner that is inconsistent with, or that otherwise alters or changes, any of the voting, conversion, dividend or liquidation provisions of the shares of Class B Common Stock or other rights, powers, preferences or privileges of the shares of Class B Common Stock; (2) to provide for each share of Class A Common Stock to have more than one (1) vote per share or any rights to a separate class vote of the holders of shares of Class A Common Stock other than as provided by this Certificate of Incorporation or required by the DGCL; or (3) to otherwise adversely impact the rights, powers, preferences or privileges of the shares of Class B Common Stock in a manner that is disparate from the manner in which it affects the rights, powers, preferences or privileges of the shares of Class A Common Stock; provided further, so long as any shares of Class A Common Stock remain outstanding, the Corporation shall not, without the prior affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock, voting as a separate class, in addition to any other vote required by applicable law or this Certificate of Incorporation, directly or indirectly, whether by amendment, or through merger, recapitalization, consolidation or otherwise amend, alter, change, repeal or adopt any provision of this Certificate of Incorporation (1) in a manner that is inconsistent with, or that otherwise alters or changes, any of the voting, conversion, dividend or liquidation provisions of the shares of Class A Common Stock or other rights, powers, preferences or privileges of the shares of Class A Common Stock; (2) to provide for each share of Class B Common Stock to have more than fifteen (15) votes per share or any rights to a separate class vote of the holders of shares of Class B Common Stock other than as provided by this Certificate of Incorporation or required by the DGCL; or (3) to otherwise adversely impact the rights, powers, preferences or privileges of the shares of Class A Common Stock in a manner that is disparate from the manner in which it affects the rights, powers, preferences or privileges of the shares of Class B Common Stock. For the avoidance of doubt, nothing in the immediately preceding provisos shall limit the rights of the Board of Directors as specified in Article IV, Section B or Article X of this Certificate of Incorporation.

ARTICLE XIII

In connection with repurchases by the Corporation of shares of Common Stock from employees, officers, directors, advisors, consultants or other persons performing services for this corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, Section 500 of the California Corporations Code shall not apply in all or in part with respect to such repurchases. In the case of any such repurchases, distributions by the Corporation may be made without regard to the “preferential dividends arrears amount” or any “preferential rights amount,” as such terms are defined in Section 500(b) of the California Corporations Code.

ARTICLE XIV

To the fullest extent permitted by applicable law, if any provision of this Certificate of Incorporation becomes or is declared on any ground by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Certificate of Incorporation, and the court will replace such illegal, void or unenforceable provision of this Certificate of Incorporation with a valid and enforceable provision that most accurately reflects the Corporation’s intent, in order to achieve, to the maximum extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. To the fullest extent permitted by applicable law, the balance of this Certificate of Incorporation shall be enforceable in accordance with its terms.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed on its behalf this [*] day of [*].

NEO AERONAUTICS, INC.

By:	/s/ [*]
Chief Executive Officer

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